UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-2108964 (I.R.S. employer identification no.)
801 East 86th Avenue
Merrillville, Indiana 46410
(Address of principal executive offices, including zip code)
NISOURCE INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
David J. Vajda
Vice President and Treasurer
NiSource Inc.
801 East 86th Avenue
Merrillville, Indiana 46410
(Name and address of agent for service)
(219) 647-5520
(Telephone number, including area code, of agent for service)
With a copy to:
Robert J. Minkus
Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606
(312) 258-5500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
	to be	offering price	aggregate	Amount of
Title of Securities to be Registered	registered	per share	offering price	registration fee
Common Stock, par value $.01 share (including Common Stock Purchase Rights)	400,000	$22.975(1)	$9,190,000(1)	$1,081.66(1)
Interests in the Plan	(2)	(2)	(2)	(2)

(1)	Estimated on the basis of $22.975 per share, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 17, 2005. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.
     Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
     The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the NiSource Inc. Employee Stock Purchase Plan in conjunction with this registration statement also relates to the shares registered under the Registration Statement on Post-Effective Amendment No. 13 on Form S-8 to Form S-4 dated November 2, 2000 (File No. 333-33896-01) of NiSource Inc.

REGISTRATION OF ADDITIONAL SECURITIES — EXPLANATORY NOTE
     We are filing this registration statement to register an additional 400,000 shares of our common stock, par value $.01 per share (the “Common Stock”), for issuance under the NiSource Inc. Employee Stock Purchase Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2005 annual meeting held on May 10, 2005. On November 2, 2000 we filed with the Securities and Exchange Commission Post-Effective Amendment No. 13 on Form S-8 to the Registration Statement on Form S-4 (Reg. Nos. 333-33896 and 333-33896-01) (the “Prior Registration Statement”), registering 240,000 shares of our Common Stock issuable pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Prior Registration Statement, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of 2004; and

(c)	The description of the Registrant’s Common Stock and Rights contained in the Registrant’s Joint Proxy Statement/Prospectus dated April 24, 2000.
     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests Of Named Experts And Counsel.
     Schiff Hardin LLP, Chicago, Illinois, acting on behalf of the Registrant, has passed upon the validity of the securities offered hereby. Peter V. Fazio, Jr., a partner of the firm who also serves as Executive Vice President and General Counsel of the Registrant, holds approximately 11,400 shares of the Registrant’s common stock.
Item 8. Exhibits.
     The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on August 23, 2005.
NiSource Inc.
(Registrant)

By	/s/ Robert C. Skaggs, Jr.

Robert C. Skaggs, Jr. President and Chief Executive Officer
POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Michael W. O’Donnell, Jeffrey W. Grossman or David J. Vajda or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Chief Executive Officer
/s/ Robert C Skaggs, Jr.	(Principal Executive Officer) and

Robert C Skaggs, Jr.	Director	August 23, 2005

Executive Vice President and Chief
/s/ Michael W. O’Donnell	Financial Officer (Principal Financial

Michael W. O’Donnell	Officer)	August 23, 2005

/s/Jeffrey W. Grossman	Vice President and Controller

Jeffrey W. Grossman	(Principal Accounting Officer)	August 23, 2005

/s/ Gary L. Neale	Director	August 23, 2005

Gary L. Neale

/s/Steven C. Beering	Director	August 23, 2005

Steven C. Beering

/s/Steven R. McCracken	Director	August 23, 2005

Steven R. McCracken

/s/Ian M. Rolland	Director	August 23, 2005

Ian M. Rolland

/s/ John W. Thompson	Director	August 23, 2005

John W. Thompson

/s/ Richard L. Thompson	Director	August 23, 2005

Richard L. Thompson

/s/ Robert J. Welsh	Director	August 23, 2005

Robert J. Welsh

/s/ Roger A. Young	Director	August 23, 2005

Roger A. Young

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Tow of Merrillville, State of Indiana, on August 23, 2005.
NISOURCE INC. EMPLOYEE STOCK
PURCHASE PLAN

By:	/s/ Gary W. Pottorff

Gary W. Pottorff, Plan Administrator

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4	Rights Agreement between NiSource Inc. and ChaseMellon Shareholder Services, L.L.C., as rights agent, dated November 1, 2000 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Current Report on Form 8-K filed November 1, 2000)

5	Opinion of Schiff Hardin LLP
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)
24	Power of Attorney (set forth on the signature page).